As Filed with the Securities and Exchange Commission on July 11, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

22026 20th Avenue S.E., Bothell, Washington  98021
(Address of Principal Executive Offices)     (Zip Code)

2000 STOCK INCENTIVE PLAN
(Full title of the plan)

Alan Fuhrman, Senior Vice President & Chief Financial Officer
Sonus Pharmaceuticals, Inc.
22026 20th Avenue S.E.
Bothell, Washington  98021
(Name and address of agent for service)

(425) 487-9500
(Telephone number, including area code, of agent for service)

Copy to:
K.C. Schaaf, Esq.
Christopher D. Ivey, Esq.
Stradling Yocca Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	4,115,859 shares	$4.99(3)	$20,538,137(3)	$2,197.58

(1)    Includes additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the 2000 Stock Incentive Plan (the “Plan”).

(2)    Previously, 500,000 shares of common stock available for grant under the Plan were registered on a Registration Statement on Form S-8 on November 14, 2000 (Registration No. 333-49892) and 384,141 shares of common stock available for grant under the Plan were registered on a Registration Statement on Form S-8 on March 8, 2001 (Registration No. 333-56704). The 384,141 shares of common stock available for grant under the Plan that were registered on the Registration Statement filed on March 8, 2001 constituted a portion of the aggregate 484,141 shares registered pursuant to such Registration Statement; the remaining 100,000 shares included shares of common stock issuable pursuant to the Company’s 401(K) Profit Sharing Plan and Trust.

(3)    With respect to the 4,115,859 shares of common stock registered hereby which could be issued upon exercise of the options and rights to purchase which the registrant is authorized to issue under the Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the registrant’s common stock on July 5, 2006, which was $4.99 per share.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the registrant’s 2000 Stock Incentive Plan (the “Plan”). An aggregate of 884,141 shares of the registrant’s common stock issuable pursuant to the Plan has been previously registered on Form S-8 Registration No. 333-49892, filed on November 14, 2000, and Form S-8 Registration No. 333-56704, filed on March 8, 2001. In accordance with General Instruction E to From S-8, the contents of all such Registration Statements are incorporated herein by reference. The Plan has an annual feature whereby an incremental number of shares equal to four percent of the registrant’s common stock outstanding as of December 31 of each year commencing December 31, 2000 are made available for issuance under the Plan up to a lifetime maximum of five million shares. As of the date of this Registration Statement, the total number of shares authorized under the Plan is 4,692,875.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Number	Description
4.1	Sonus Pharmaceuticals, Inc. 2000 Stock Incentive Plan (the “Plan”) (incorporated by reference to Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.2	Form of Stock Option Agreement pertaining to the Plan (incorporated by reference to Exhibit 10.42 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.3	Form of Restricted Stock Purchase Agreement pertaining to the Plan (incorporated by reference to Exhibit 4.6 to the registrant’s Registration Statement on Form S-8 for November 14, 2000).

5.1	Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page to this Registration Statement at page 5).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 11th day of July, 2006.

SONUS PHARMACEUTICALS, INC.

By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President & Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Sonus Pharmaceuticals, Inc., do hereby constitute and appoint Michael A. Martino and Alan Fuhrman, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Michael A. Martino	President, Chief Executive Officer and Director	July 11, 2006
Michael A. Martino	(Principal Executive Officer)

/s/ Alan Fuhrman	Senior Vice President & Chief Financial Officer	July 11, 2006
Alan Fuhrman	(Principal Financial Officer)

/s/ Craig S. Eudy	Vice President, Corporate Controller	July 11, 2006
Craig S. Eudy	(Principal Accounting Officer)

/s/ Michelle Burris	Director	July 11, 2006
Michelle Burris

/s/ George W. Dunbar, Jr.	Director	July 11, 2006
George W. Dunbar, Jr.

/s/ Robert E. Ivy	Director, Chairman of the Board of Directors	July 11, 2006
Robert E. Ivy

/s/ Dwight Winstead	Director	July 11, 2006
Dwight Winstead

EXHIBIT INDEX

Exhibit Number	Description
4.1	Sonus Pharmaceuticals, Inc. 2000 Stock Incentive Plan (the “Plan”) (incorporated by reference to Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.2	Form of Stock Option Agreement pertaining to the Plan (incorporated by reference to Exhibit 10.42 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.3	Form of Restricted Stock Purchase Agreement pertaining to the Plan (incorporated by reference to Exhibit 4.6 to the registrant’s Registration Statement on Form S-8 for November 14, 2000).

5.1	Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page to this Registration Statement at page 5).